[letterhead]



INDEPENDENT AUDITORS' REPORT



Board of Directors
Aero-Go, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheets of Aero-Go, Inc. and subsidiaries (the Company) as of April 30, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Aero-Go Europe N.V. (a consolidated subsidiary), which statements reflect total assest and sales constituting approximately 24% and 25% in 1997, and approximately 40% and 38% in 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Aero-Go Europe N.V., is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements represent fairly, in all material respects, the financial position of Aero-Go, Inc. and subsidiaries as of April 30, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

June 3, 1997

AERO-GO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
APRIL 30, 1997 AND 1996
-------------------------------------------------------------------------------


ASSETS                                                       1997                1996
------                                                       ----                ----
CURRENT ASSETS:
  Cash and cash equivalents                                $1,355,331         $  319,298
  Accounts receivable, including unbilled receivables
     of $277,000 and $84,000                                2,287,556          1,888,808
  Inventories                                               1,267,115          1,364,780
  Prepaid expenses                                             79,654             91,430
                                                           ----------         ----------
     Total current assets                                   4,989,656          3,664,316


LEASEHOLD IMPROVEMENTS AND EQUIPMENT,
    at cost:
  Leasehold improvements                                      189,300            200,483
  Machinery and equipment                                     885,380          1,008,703
  Furniture and fixtures                                      469,071            451,344
                                                           ----------         ----------

                                                            1,543,751          1,660,530
  Less accumulated depreciation and amortization            1,206,147          1,153,272
                                                           ----------         ----------
      Total leasehold improvements and equipment              337,604            507,258

OTHER ASSETS:
  Goodwill                                                     69,649             93,491
  Organization costs                                            5,876             20,021
                                                           ----------         ----------
      Total other assets                                       75,525            113,512
                                                           ----------         ----------

TOTAL                                                      $5,402,785         $4,285,086
                                                           ----------         ----------
                                                           ----------         ----------


LIABILITIES AND STOCKHOLDERS' EQUITY                         1997                1996
------                                                       ----                ----
CURRENT LIABILITIES:
  Accounts payable                                         $1,308,795         $  887,223
  Advances in excess of related costs                          77,485             57,204
  Salaries and commisions payable                             521,880            383,530
  Income taxes                                                  6,225             85,240
  Current portion of long-term debt                           125,287            239,672
                                                           ----------         ----------

      Total current liabilities                             2,039,672          1,652,869

LONG-TERM DEBT, less current portion                          268,825            398,913

COMMITMENTS (note 6)

STOCKHOLDERS' EQUITY:
  Common stock, par value $.25 per share--
    Authorized 8,000,000 shares; issued and
    outstanding, 1,567,500 shares                             552,750            552,750
  Retained earnings                                         2,597,531          1,623,643
  Cumulative translation adjustment                           (55,993)            56,911
                                                           ----------         ----------
      Total stockholders' equity                            3,094,288          2,233,304


                                                           ----------         ----------
TOTAL                                                      $5,402,785         $4,285,086
                                                           ----------         ----------
                                                           ----------         ----------

AERO-GO, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED APRIL 30, 1997 AND 1996
-------------------------------------------------------------------------------



                                                             1997                1996
                                                             ----                ----
SALES                                                      $12,421,209        $10,571,851

OTHER INCOME, net                                               50,035              9,856
                                                           -----------        -----------

                                                            12,471,244         10,581,707

COSTS AND EXPENSES                                          11,317,356         10,156,565
                                                           -----------        -----------

      Earnings from operations before
        income tax expense                                   1,153,888            425,142

INCOME TAX EXPENSE                                             180,000            230,000
                                                           -----------        -----------
NET EARNINGS                                               $   973,888        $   195,142
                                                           -----------        -----------
                                                           -----------        -----------

AERO-GO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
YEARS ENDED APRIL 30, 1997 AND 1996
-------------------------------------------------------------------------------





                                         Number                               Cumulative        Total
                                           of        Common     Retained     translation   stockholders'
                                         shares       stock     earnings      adjustment       equity
                                         ------      ------     --------     -----------   -------------

BALANCE, May 1, 1995                    2,149,194   $ 746,634   $1,667,501    $ 119,196     $2,533,331

  Net earnings                                                     195,142                     195,142

  Stock options exercised                  58,306      62,116                                   62,116

  Acquistion and retirement of stock     (640,000)   (256,000)    (239,000)                   (495,000)

  Translation adjustment                                                        (62,285)       (62,285)
                                        ---------   ---------   ----------   ----------     ----------
BALANCE, April 30, 1996                 1,567,500     552,750    1,623,643       56,911      2,233,304

  Net earnings                                                     973,888                     973,888

  Translation adjustment                                                       (112,904)      (112,904)
                                        ---------   ---------   ----------   ----------     ----------
BALANCE, April 30, 1997                 1,567,500   $ 552,750   $2,597,531   $  (55,993)    $3,094,288
                                        ---------   ---------   ----------   ----------     ----------
                                        ---------   ---------   ----------   ----------     ----------


AERO-GO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED APRIL 30, 1997 AND 1996
-------------------------------------------------------------------------------



                                                                       1997          1996
                                                                       ----          ----
OPERATING ACTIVITIES:
  Net earnings                                                      $  973,888      $ 195,142
  Adjustments to reconcile net earnings to net
      cash provided by operating activities:
    Depreciation and amortization                                      283,654        292,100
    Cash provided (used) by change in assets and liabilities:
      Accounts receivable                                             (498,682)       149,453
      Inventories                                                       40,892       (379,625)
      Accounts payable                                                 478,319       (197,870)
      Salaries and commissions payable                                 154,203       (106,024)
      Income taxes                                                     (79,015)        56,182
    Prepaid expenses                                                     7,158        (11,777)
    Advances in excess of related costs                                 30,116         38,630
                                                                    ----------      ---------
  Net cash provided by operating activities                          1,390,533         36,211

INVESTING ACTIVITIES:
  Additions to leasehold improvements and equipment                   (111,135)      (104,790)

FINANCING ACTIVITIES:
  Payments on long-term debt                                          (248,554)      (192,272)
  Common stock issued                                                                  62,116
  Retirement of common stock                                                          (72,000)
                                                                    ----------      ---------
  Net cash used by financing activities                               (248,554)      (202,156)
  Effect of exchange rate changes on cash                                5,189         16,060
                                                                    ----------      ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                        1,036,033       (254,675)

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                    319,298        573,973
                                                                    ----------      ---------
  End of year                                                       $1,355,331      $ 319,298
                                                                    ----------      ---------
                                                                    ----------      ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
  Cash paid during the year for income taxes                        $  259,015      $ 173,819
  Cash paid during the year for interest                                42,766         38,861

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
   ACTIVITIES:
  Note payable to former stockholder to acquire and retire stock                      423,000



AERO-GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 1997 AND 1996
-------------------------------------------------------------------------------


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS: Aero-Go, Inc. and subsidiaries (The Company) are principally engaged in the design, development, manufacture, and sale of material handling systems.

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

     FOREIGN CURRENCY TRANSLATION: Foreign currency assets and liabilities are translated into their U.S. dollar equivalents based on year end exchange rates. Revenue and expense accounts are generally translated at average exchange rates for the appropriate fiscal year. Aggregate exchange gains and losses arising from the translation of foreign assets and liabilities are included in stockholders' equity when significant. Transaction gains and losses are included in income and have not been significant in amount.

     INVENTORIES: The Company has stated inventories of materials used in production of standard products at the lower of cost (first-in, first-out method) or market.

     LEASEHOLD IMPROVEMENTS AND EQUIPMENT: Leasehold improvements are amortized on the straight-line method over the term of the lease. Equipment is depreciated on the straight-line method based upon estimated useful lives of three to five years.

     GOODWILL: The cost in excess of the fair value of net assets acquired in a business combination is being amortized to expense over ten years using the straight-line method.

     REVENUE RECOGNITION: Sales are recorded at time of shipment for equipment and for special orders with relatively short production time requirements. On long-term contracts, sales are recorded based on the percentage that incurred costs bear to the total estimated costs at completion. Estimated losses are recorded in total when they become evident.

     CASH AND CASH EQUIVALENTS: Cash in excess of daily requirements is invested in interest-bearing instruments with maturities of three months or less. Such investments are considered to be cash equivalents.

     USE OF ESTIMATES: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the financial statements. The Company has used estimates in determining the allowance for bad debts, sales for long-term contracts, tax liabilities and other contingencies.

NOTE 2: INVENTORIES

Inventories consist of the following at April 30:

                                                       1997            1996
                                                      ------          ------
       Finished goods                              $  509,199       $  467,457
       Work in process                                208,452          293,311
       Raw materials                                  549,464          604,012
                                                   ----------       ----------

                                                   $1,267,115       $1,364,780
                                                   ----------       ----------
                                                   ----------       ----------

NOTE 3: LINE OF CREDIT

The Company has an agreement with a bank to provide a revolving line of credit up to $500,000 which expires August 1, 1997. Borrowings under this agreement bear interest equal to the bank's prime interest rate plus .25% (8.75% at April 30,1997). The line of credit is secured by accounts receivable and inventory. There were no amounts outstanding under this agreement at April 30, 1997.

Under this same agreement, the Company has standby letters of credit totalling $213,250 outstanding as of April 30, 1997. These standby letters of credit expire through July 30, 1997.

The Company's foreign subsidiary, AeroGo Europe, has an agreement with a bank to provide a revolving line of credit up to Belgium Francs 10,000,000 ($279,800 based on exchange rates at April 30, 1997). Borrowings under this agreement bear interest equal to the bank's prime rate plus 1.25% (7% at April 30, 1997). The line of credit is secured by accounts receivable and inventory. At April 30, 1997, there was BEF3,327,339 ($93,099) outstanding under this agreement.

NOTE 4:  LONG-TERM DEBT

                                                                                       1997          1996
                                                                                       ----          ----
  Noninterest bearing promissory note to a former stockholder with a $504,000 face value net of an $81,000 discount for
    imputed interest. Payable in annual installments (including principal and imputed interest) of $144,000 on May 1, 1997,1998 and
    1999. Interest expense of $35,300 and $12,300 was recorded
    in 1997 and 1996 based on an imputed interest rate of 10%                          $363,300     $423,000

  Note payable to the former owneres of M. Claessens N.V. in annual installments of $146,982 plus interest at 9%. Note secured by shares of stock of the Company. The note is denominated
    in Belgian Francs                                                                                 146,982

  Other                                                                                   30,812       68,603
                                                                                        --------     --------

                                                                                         394,112      638,585
  Less current portion, due within one year                                              125,287      239,672
                                                                                        --------     --------
                                                                                        $268,825     $398,913
                                                                                        --------     --------


Maturities of long-term debt are as follows:

     Year ending April 30,
     ---------------------

             1998                               $125,286
             1999                                132,512
             2000                                136,314
                                                --------
                                                $394,112
                                                --------
                                                --------
NOTE 5:  FEDERAL INCOME TAXES

The provision for federal taxes on income is more than that which results from application of the statutory corporate tax rate due to the following:


                                                     1997            1996
                                                     ----            ----
     Continuing operations:
        Expected taxes at statutory rate           $392,000        $144,000
        Business meals                                3,000           3,000
        Asset write-off related to foreign
          subsidiary                               (322,000)
        Foreign sales corporation                    (70,000)        (42,000)
        Nonrecognition of benefit from net
          operating loss of foreign subsidiary      177,000         125,000
                                                  ----------      ----------

                                                   $180,000        $230,000
                                                  ----------      ----------
                                                  ----------      ----------

The provision for federal income taxes consisted of the following:


                                                     1997            1996
                                                     ----            ----
     Current income taxes                          $179,000        $217,000
     Change in deferred income taxes                  1,000          13,000
                                                  ----------      ----------

                                                   $180,000        $230,000
                                                  ----------      ----------
                                                  ----------      ----------


Deferred federal income tax is provided for differences in the reporting of income and expenses for financial statement and income tax purposes. Components of the Company's net liability (deferred income tax asset) at April 30, 1997 and 1996, were:

                                                     1997            1996
                                                     ----            ----
     Depreciation                                  $ 17,000        $ 16,000
     Allowance for bad debts                        (12,000)        (12,000)
                                                  ----------      ----------

                                                   $  5,000        $  4,000
                                                  ----------      ----------
                                                  ----------      ----------

At April 30, 1997 and 1996, the Company had net operating loss carryforwards for income tax purposes attributable to its foreign subsidiary of $1,181,000 and $989,000, respectively. This net operating loss may be carried forward indefinitely.

NOTE 6: COMMITMENTS

The Company leases its manufacturing and administrative facilities under a noncancellable operating lease which expires April 30, 1999. Annual rental expense under this lease for the years ended April 30, 1997 and 1996, was $215,000 and $235,000, respectively.

Minimum annual rental expense for the remaining term of the lease is $215,000.

The Company leases its facilities in Belgium under a noncancellable operating lease which expires October 31, 1998. Annual rental expense under this lease for the years ended April 30, 1997 and 1996, was $76,000 and $81,000, respectively.

Minimum annual rental expense for the remaining term of the lease is $78,000.

NOTE 7: GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expense charged directly to earnings for the years ended April 30, 1997 and 1996, was $1,103,400 and $986,392, respectively.

NOTE 8: STOCKHOLDERS' EQUITY

The Company has an incentive stock option plan which reserves 500,000 shares of common stock for issuance to officers and key employees. Under the plan, options to purchase 342,500 shares have been granted ($.82 -- $1.12 per share) and are currently outstanding. The options become exercisable ratably over a four-year period beginning one year after date of grant. According to the terms of the stock option plan, all shares that have been granted become exercisable immediately upon change in control of the Company. The options expire five years after date of grant. A summary of options granted and exercised under this plan is as follows:

                                         Number         Weighted average
                                        of option       exercise price of
                                         shares           option shares
                                         ------           -------------

     Outstanding, May 1, 1995           310,000              $ .96
       Granted                          100,000               1.12
       Exercised                        (58,306)              1.06
       Forfeited                         (9,194)              1.08
                                        -------

     Outstanding, April 30, 1996        342,500                .98
       Granted
       Exercised                        -------

     Outstanding, April 30, 1997        342,500                .98
                                        -------
                                        -------

Financial data pertaining to outstanding stock options at April 30, 1997, were as follows:

                                                                   Weighted
                     Weighted         Weighted                      average
                     average     average exercise   Number of    exercise price
   Ranges of        remaining        price of      exercisable   of exercisable
exercise prices  contractual life  option shares  option shares  option shares
---------------  ----------------  -------------  -------------  --------------
  $.82-$1.12           2.12             $.98         186,250           $.97

The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the Plan. No compensation cost has been recognized for the incentive stock option plan for the years ended April 30, 1997 and 1996. The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model. Had compensation cost for the Company been determined based on the fair value at the grant dates consistent with the FASB's Statement of Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the impact on net income would not have been significant for the years ended April 30, 1997 and 1996.

NOTE 9: SIGNIFICANT CUSTOMERS

During the fiscal years ended April 30, 1997 and 1996, approximately 13% and 7% respectively, of the Company's revenues resulted from sales to one customer

NOTE 10: RETIREMENT PLAN

The Company has a defined contribution retirement plan covering employees who have met certain minimum requirements as to age and length of service and who elect to participate in the plan. For the years ended April 30, 1997 and 1996, annual contributions equal to a maximum of 3% of each participant's compensation were made by the Company. Retirement plan expenses were approximately $110,000 and $65,000 for the years ended April 30, 1997 and 1996, respectively.